Exhibit 99.1

RXSIGHT, INC. REPORTS THIRD QUARTER 2026 RESULTS

Aliso Viejo, Calif. – November 3, 2026 – RxSight, Inc. (NASDAQ: RXST) today reported financial results for the quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights

•
Total revenue of $24.6 million primarily driven by 23,128 Light Adjustable Lens™ (LAL™) units
•
Cash, cash equivalents and short-term investments of $254.7 million as of September 30, 2026, including the $60 million received in the third quarter in connection with the Alcon collaboration

Strategic Highlights

The company highlighted the following recent strategic developments:

•
Strengthened commercial leadership with the appointments of experienced eye care leaders Taryn Conway as Chief Commercial Officer and Frank Shields as EVP of Sales and Commercial Strategy
•
Advancing U.S. commercial transformation, including nearly doubling its sales force to support deeper customer engagement and enhanced practice support
•
Completed significant organizational restructuring to better align resources with strategic priorities and drive meaningful operating expense savings in the core business
•
Advancing the Alcon collaboration, with the partnership off to a strong start and the initial 120-day period under the agreement now complete

“Since I joined last quarter, the team has moved quickly and accomplished a great deal in a short period of time,” said Aziz Mottiwala, President and Chief Executive Officer of RxSight. “We have strengthened our commercial organization and leadership, made progress across key long-term growth initiatives, and taken decisive actions to align our cost structure with our priorities. While there is more work ahead, we remain focused on execution. Based on our progress, I am confident we are positioning our company for long-term success.”

Third Quarter Financial Results

In the third quarter of 2026, total revenue was $24.6 million, down 19% from the prior-year period, primarily reflecting ongoing competitive pressures. Consistent with the early stages of the program, revenue recognized under the company’s strategic collaboration with Alcon was minimal during the quarter.

Third-quarter gross margin was 73.6%, compared with 79.9% in the prior-year period, primarily reflecting an increase in inventory reserves and higher inventory costs for LAL and LDD, partially offset by favorable product mix. The Alcon collaboration had an immaterial impact on gross margin during the quarter.

Total cost and expenses for the third quarter of 2026 were $43.1 million relatively consistent versus $42.5 million in the year-ago period.

In the third quarter, the company reported a net loss of $(16.2) million, or $(0.39) per basic and diluted share, compared to a net loss of $(9.8) million, or $(0.24) per basic and diluted share in the third quarter of 2025. Adjusted net loss in the third quarter of 2026 was $(8.6) million, or $(0.21) per basic and diluted share, compared to an adjusted net loss of $(1.7) million, or $(0.04) per basic and diluted share in the third quarter of 2025.

As of September 30, 2026, cash, cash equivalents and short-term investments totaled $254.7 million, including the $60 million received in the third quarter in connection with the Alcon collaboration.

Conference Call

On Tuesday, November 3, 2026, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its third quarter 2026 financial results. To participate in the conference call, please dial (800) 715-9871 or (646) 307-1963 and enter the conference code: 8782462. The call will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the call will be available through the same link shortly after its completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The Light Adjustable Lens™ system, comprised of the RxSight Light Adjustable Lens™ products (LAL™ and LAL+™), RxSight Light Delivery Device™ (LDD™), and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitations, statements regarding the company’s business, strategies and prospects and positioning for long-term success. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other similar terminology. These statements are only predictions based on our current expectations and projections about future events.

You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2026, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. RxSight undertakes no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

RxSight, Inc., the RxSight Light Adjustable Lens Technology, LAL, LAL+, and LDD are trademarks of RxSight, Inc.

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Product sales	$24,546	$30,340	$82,680	$101,871
License and collaboration revenue	40	—	6,540	—
Total revenue	24,586	30,340	89,220	101,871
Costs and expenses:
Cost of sales	6,487	6,113	21,738	24,125
Selling, general and administrative	27,404	27,345	89,678	84,956
Research and development	9,213	9,060	27,922	29,644
Total costs and expenses	43,104	42,518	139,338	138,725
Loss from operations	(18,518)	(12,178)	(50,118)	(36,854)
Other income (expense), net:
Interest expense	(3)	(4)	(9)	(14)
Interest and other income	2,325	2,376	6,043	7,137
Loss before income taxes	(16,196)	(9,806)	(44,084)	(29,731)
Income tax expense	28	10	122	61
Net loss	$(16,224)	$(9,816)	$(44,206)	$(29,792)
Other comprehensive (loss) gain:
Unrealized (loss) gain on short-term investments	(59)	178	(184)	(123)
Foreign currency translation gain (loss)	18	(1)	31	18
Total other comprehensive (loss) gain	(41)	177	(153)	(105)
Comprehensive loss	$(16,265)	$(9,639)	$(44,359)	$(29,897)

Net loss per share:
Basic & diluted	$(0.39)	$(0.24)	$(1.07)	$(0.73)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	41,705,436	40,965,219	41,502,275	40,741,219

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$66,717	$19,949
Short-term investments	187,966	208,179
Accounts receivable, net	16,998	23,383
Inventories	39,593	31,559
Prepaid and other current assets	3,530	4,389
Total current assets	314,804	287,459
Property and equipment, net	14,649	13,056
Operating leases right-of-use assets	9,246	9,959
Restricted cash	750	750
Other assets	969	590
Total assets	$340,418	$311,814
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,423	$5,296
Accrued expenses and other current liabilities	15,189	16,274
Deferred revenue, current	4,496	3,521
Lease liabilities	1,844	1,162
Refund liability	50,000	—
Total current liabilities	74,952	26,253
Long-term lease liabilities	8,476	9,878
Deferred revenue, noncurrent	2,079	—
Total liabilities	85,507	36,131
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 41,927,222 shares issued and outstanding as of September 30, 2026 and 41,242,005 shares issued and outstanding as of December 31, 2025	42	41
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	960,213	936,628
Accumulated other comprehensive (loss) income	(100)	53
Accumulated deficit	(705,244)	(661,039)
Total stockholders' equity	254,911	275,683
Total liabilities and stockholders' equity	$340,418	$311,814

Supplemental Information on Gross Margin

A reconciliation of gross margin and gross margin percentage to revenues and cost of sales for the three months ended September 30, 2026 and 2025 are as follows:

	Three Months Ended September 30,			Three Months Ended September 30,
	2026			2025
Gross Margin	Product	Collaboration	Total	Product	Collaboration	Total
Sales	$24,546	$40	$24,586	$30,340	$—	$30,340
Cost of sales	6,487	—	6,487	6,113	—	6,113
Gross profit	$18,059	$40	$18,099	$24,227	$—	$24,227
Gross margin %	73.6%	100.0%	73.6%	79.9%	0.0%	79.9%

A reconciliation of gross margin and gross margin percentage to revenues and cost of sales for the nine months ended September 30, 2026 and 2025 are as follows:

	Nine Months Ended September 30,			Nine Months Ended September 30,
	2026			2025
Gross Margin	Product	Collaboration	Total	Product	Collaboration	Total
Sales	$82,680	$6,540	$89,220	$101,871	$—	$101,871
Cost of sales	21,738	—	21,738	24,125	—	24,125
Gross profit	$60,942	$6,540	$67,482	$77,746	$—	$77,746
Gross margin %	73.7%	100.0%	75.6%	76.3%	0.0%	76.3%

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net loss, and adjusted net loss per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because this expense is non-cash in nature and we believe excluding this item provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted net loss is a non-GAAP financial measure that we define as net loss adjusted for stock-based compensation. We believe adjusted net loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

A reconciliation of net loss to adjusted net loss and the presentation of adjusted net loss per share, basic and diluted, are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(16,224)	$(9,816)	$(44,206)	$(29,792)
Add:
Stock-based compensation	7,634	8,108	23,044	23,795
Adjusted net loss available to common stockholders, basic and diluted:	$(8,590)	$(1,708)	$(21,162)	$(5,997)

Denominator:
Weighted-average shares outstanding, basic and diluted	41,705,436	40,965,219	41,502,275	40,741,219
Adjusted net loss per share, basic and diluted	$(0.21)	$(0.04)	$(0.51)	$(0.15)